                                                                     Exhibit 4.8
                                                                     -----------

                               AMENDMENT NO. 2 TO
                      INVESTOR RIGHTS AGREEMENT AND CONSENT

          THIS AMENDMENT NO. 2 TO INVESTOR RIGHTS AGREEMENT AND CONSENT, dated as of June 1, 2001 (this "Agreement"), is by and among AmericasDoctor.com, Inc.,
                          ---------
a corporation organized under the laws of the State of Delaware (the "Company"),
                                                                      -------
and the undersigned, for themselves and on behalf of each of the Investors (as defined in the Investor Rights Agreement (as hereinafter defined)).

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, the Company and certain stockholders of the Company are parties to that certain Investor Rights Agreement, dated as of January 6, 2000, as amended by the Amendment No. 1 to Investor Rights Agreement, Waiver and Consent, dated as of March 28, 2000 (the "Investor Rights Agreement"); and
                                          -------------------------

          WHEREAS, the Company contemplates reducing the number of directors on the Board of Directors of the Company from nine to seven; and

          WHEREAS, Section 5(c) of the Investor Rights Agreement provides that the Investors (as defined therein) holding at least 66 2/3% of the Securities (as defined therein) (on an as-converted basis) then held by the Investors may amend and waive the Investor Rights Agreement; and

          WHEREAS, the undersigned Investors own at least 66 2/3% of the Securities (on an as-converted basis) presently held by the Investors; and

          WHEREAS, the parties desire to enter into this Agreement on the terms hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     Section 1. Definitions. Terms used but not defined in this Agreement are
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used as defined in the Investor Rights Agreement.

     Section 2. Amendments. The Investor Rights Agreement is hereby amended as
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follows:

     (a) Section 2.1 of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

     "From and after the effective time of this Agreement until the provisions of this Section 2 cease to be effective pursuant to Section 2.7, each Investor shall vote all Securities owned by such Investor or over which such Investor has voting control and shall take all other necessary or desirable actions within such Investor's control (whether in such Investor's capacity as a stockholder, director, member of a committee of the Board of Directors of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable action within its control (including, without limitation, calling special meetings of the Board of Directors or the stockholders of the Company), so that:

          (a) The authorized number of directors on the Board shall be established and remain at no less than seven directors.

          (b) The following individuals shall be elected to the Board of Directors of the Company:

                    (i) one representative (the "Investor Group One Director")
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          designated by the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series A-3 Preferred Stock (collectively, "Investor Group One");
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                    (ii) one representative (the "Investor Group Two Director")
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          designated by the holders of the Series A-4 Preferred Stock and the Series A-5 Preferred Stock (collectively, "Investor Group Two");
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                    (iii) one representative (the "LHC Director") designated by
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          LHC Corporation, Inc.; provided it continues to hold shares of Series A-6 Preferred Stock;

                    (iv) the Chief Executive Officer of the Corporation;

                    (v) two persons who shall be physicians that are associated with the investigative research sites of the Company; and

                    (vi) one person who shall be an Independent Director.

     Section 3. Consent. For all purposes of the Investor Rights Agreement,
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including, without limitation, Section 5(c) thereof, the undersigned, on behalf of themselves and the other Investors, consent to the amendment set forth in this Agreement.

     Section 4. Counterparts. This Agreement may be executed in multiple
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counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same agreement.

     Section 5. Descriptive Headings. The descriptive headings in this Agreement
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are inserted for convenience only and do not constitute a part of this Agreement.

     Section 6. Continuing Effect. This Agreement shall not constitute an
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amendment or waiver of any other provision of the Investor Rights Agreement except as expressly set forth above, and the Investor Rights Agreement shall otherwise remain in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                               AMERICASDOCTOR.COM, INC.


                               By:   /s/ C. Lee Jones
                                  ----------------------------------------------
                               Name: C. Lee Jones
                                    --------------------------------------------
                               Its:  Chairman and CEO
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                               LHC CORPORATION


                               By:   /s/ Francis G. Ziegler
                                  ----------------------------------------------
                               Name: Francis G. Ziegler
                                    --------------------------------------------
                               Its:  Chairman
                                   ---------------------------------------------

                               GALEN ASSOCIATES


                               By:   /s/ Bruce F. Wesson
                                  ----------------------------------------------
                               Name: Bruce F. Wesson
                                    --------------------------------------------
                               Its:  President
                                   ---------------------------------------------

                               GALEN PARTNERS III, L.P.
                               By: Claudius L.L.C., its General Partner


                               By:   /s/ Bruce F. Wesson
                                  ----------------------------------------------
                               Name: Bruce F. Wesson
                                    --------------------------------------------
                               Its:  Senior Managing Member
                                   ---------------------------------------------

                               GALEN PARTNERS INTERNATIONAL III,
                               L.P.
                               By: Claudius L.L.C., its General Partner


                               By:   /s/ Bruce F. Wesson
                                  ----------------------------------------------
                               Name: Bruce F. Wesson
                                    --------------------------------------------
                               Its:  Senior Managing Member
                                   ---------------------------------------------

                               GALEN EMPLOYEE FUND III, L.P.
                               By: Wesson Enterprises, Inc., its General Partner


                               By:   /s/ Bruce F. Wesson
                                  ----------------------------------------------
                               Name: Bruce F. Wesson
                                    --------------------------------------------
                               Its:  President
                                   ---------------------------------------------

                               DELPHI VENTURES III, L.P.
                               By: Delphi Management Partners, L.L.C.
                                   General Partner


                               By:   /s/ Donald J. Lothrop
                                  ----------------------------------------------
                               Name: Donald J. Lothrop
                                    --------------------------------------------
                               Its:  Managing Member
                                   ---------------------------------------------

                               DELPHI BIOINVESTMENTS III, L.P.
                               By: Delphi Management Partners, L.L.C.
                                   General Partner


                               By:   /s/ Donald J. Lothrop
                                  ----------------------------------------------
                               Name: Donald J. Lothrop
                                    --------------------------------------------
                               Its:  Managing Member
                                   ---------------------------------------------

                               DELPHI VENTURES IV, L.P.
                               By: Delphi Management Partners, L.L.C.
                                   General Partner


                               By:   /s/ Donald J. Lothrop
                                  ----------------------------------------------
                               Name: Donald J. Lothrop
                                    --------------------------------------------
                               Its:  Managing Member
                                   ---------------------------------------------

                               DELPHI BIOINVESTMENTS IV, L.P.
                               By: Delphi Management Partners, L.L.C.
                                   General Partner


                               By:   /s/ Donald J. Lothrop
                                  ----------------------------------------------
                               Name: Donald J. Lothrop
                                    --------------------------------------------
                               Its:  Managing Member
                                   ---------------------------------------------

                               TULLIS-DICKERSON CAPITAL FOCUS II,
                               L.P.


                               By: Tullis Dickerson Partners II, L.L.C., its
                                   general partner


                               By:   /s/ Joan P. Neuscheler
                                  ----------------------------------------------
                               Name: Joan P. Neuscheler
                                    --------------------------------------------
                               Its:
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                               TD ORIGEN CAPITAL FUND, L.P.
                               By: TD II Regional Partners, Inc., its general
                                   partner


                               By:   /s/ Joan P. Neuscheler
                                  ----------------------------------------------
                               Name: Joan P. Neuscheler
                                    --------------------------------------------
                               Its:
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                               TD JAVELIN CAPITAL FUND, L.P.
                               By: JVP, L.P., its general partner
                               By: JVP, Inc., its general partner


                               By:   /s/ Joan P. Neuscheler
                                  ----------------------------------------------
                               Name: Joan P. Neuscheler
                                    --------------------------------------------
                               Its:
                                   ---------------------------------------------